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                                                                    Exhibit 99.1



                        ANNEX B TO UNDERWRITING AGREEMENT

                                ESCROW AGREEMENT

         THIS AGREEMENT made and entered into this ___ day of _____, 1997, by and among Dayton General Systems, Inc., a Pennsylvania corporation (hereinafter referred to as the "Issuer"), J. V. Delaney & Associates, a duly registered broker/dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (hereinafter referred to as the "Underwriter"), Church Street Financial Corp., James E. Cogan and Harold H. Croghan (hereinafter collectively referred to as the "Selling Shareholders"), and National Bank of Southern California, a national bank (hereinafter referred to as the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Issuer desires to make through the Underwriter a best efforts public offering (the "Offering") of securities units, each consisting of two shares of Issuer's common stock and a warrant to purchase one additional share of common stock (hereinafter referred to as the "Units") at the rate of $10.00 per Unit under an arrangement whereby a minimum of $5,500,000 of the Units (or 550,000 Units) up to a maximum of $8,820,000 of the Units (or 882,000 Units) are to be offered by the Underwriter on a "best efforts, all-or-none" basis, and the remaining Units are to be offered on a "best efforts" basis; and

         WHEREAS, the Selling Shareholders desire to sell up to an aggregate of 36,000 shares of the Issuer's common stock owned by them (to be sold only after the minimum number of Units is sold) as Units, with a warrant purchased from the Issuer, through the Underwriter on the same terms as the Units offered by the Issuer.

         WHEREAS, the Offering is to be made pursuant to a registration statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and pursuant to appropriate filings to be made with the securities regulators of the various states in which the Offering may be made, if and as required; and

         WHEREAS, the parties wish to make provision to impound the cash proceeds from the Units sold in the Offering in escrow, which cash proceeds are to be released to the Issuer, the Selling Shareholders and the Underwriter in accordance with the terms of this Agreement only in the event of the sale of and payment for at least $5,500,000 of the Units and otherwise the escrowed cash proceeds are to be returned by the Escrow Agent to the Unit purchaser(s); and

         WHEREAS, the Escrow Agent has agreed to act as a depository only and is not a party to nor has it reviewed or approved the content of the disclosure documents prepared in connection with the Offering (hereinafter collectively referred to as the "Prospectus") and is not responsible or liable in any manner for the sufficiency, correctness, genuineness, or validity of any representation concerning the Offering and undertakes no responsibility or liability for the form thereof; and

         WHEREAS, the Issuer, the Selling Shareholders, the Underwriter, and the Escrow Agent desire to enter into an agreement with respect to the above described escrow.
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         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, it is hereby agreed as follows:

         1. On receipt thereof by the Underwriter, all cash proceeds from the sale of any Units in the Offering shall be promptly delivered to the Escrow Agent together with a written account of each sale, which account shall set forth the purchaser's name and address, and amount of Units purchased. The Escrow Agent shall not be required to nor have any responsibility in enforcing collections of any check which has been delivered in payment of the purchase price of each subscription.

         2. During the entire term of this Agreement, all funds held by the Escrow Agent as cash awaiting distribution shall be invested as collected by the Escrow Agent in such short term cash equivalent or money market obligations and/or investments (which may include deposits in the Escrow Agent's Commercial Banking Department) as in the Escrow Agent's sole discretion may be appropriate (the "Escrow Account"). All interest derived from investing funds held in the Escrow Account shall accrue to the Escrow Account.

         3. During the Escrow Period (as hereinafter defined), none of the amounts deposited in the Escrow Account shall become the property of the Issuer or any other entity, the Selling Shareholders or any other entity or be subject to the debts of the Issuer or any other entity or the debts of the Selling Shareholders or any other entity, except as expressly provided herein with respect to all payments by the Escrow Agent to the Issuer and/or the Selling Shareholders, and the Escrow Agent shall make or permit no disbursement from the Escrow Account except as expressly provided herein.

         4. The Escrow Period shall begin on the date of this Agreement, and shall terminate on the first to occur of the following dates:

         (a) ____________, 1997, unless extended for 90 days, at the discretion of the Issuer by written agreement between the Issuer and Underwriter, provided that a copy of such agreement is provided to the Escrow Agent;

         (b) The date established by the agreement of the Issuer and the Underwriter, provided that proceeds from the sale of at least $5,500,000 of the Units offered in the Offering have been deposited with the Escrow Agent; provided further that a copy of such agreement has been submitted to the Escrow Agent.

         5. If on the termination of the Escrow Period the Escrow Agent has received the deposit of proceeds received from the sale of $5,500,000 or more of the Units (i.e., 550,000 Units) offered, the Escrow Agent shall, upon receipt of joint written instructions from the Underwriter and the Issuer, deliver and pay over all deposits in the Escrow Account as follows: An amount equal to 90% of the total proceeds (excluding the amounts due to the Selling Shareholders and interest earned on such proceeds) shall be paid to Issuer, an amount equal to 10% of the total proceeds (excluding interest earned on such proceeds) shall be payable to the Underwriter and an amount equal to the proceeds of the sale of their shares shall be payable to the Selling Shareholders. Interest earned on funds deposited in the Escrow Account shall be retained by the Escrow Agent and paid out in accordance with Section




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6 hereof. The Escrow Agent, upon compliance with the foregoing, shall be completely discharged and released of any further liabilities or responsibilities herein.

         6. The Issuer shall deposit with the Escrow Agent funds ("Interest Funds") which shall be used, along with any interest earned on the Escrow Account, to pay the interest due on funds paid into Escrow by the purchasers of Units in the Offering prior to the expiration of the Escrow Period. Such Interest Funds will be in an amount sufficient to cover the difference between the interest earned on the Escrow Account and the amounts due to the purchasers of the Units in the Offering. At the expiration of the Escrow Period, the Issuer shall provide written instructions to the Escrow Agent to deliver and pay over the interest due to the purchaser of Units in the Offering in such amounts as specified in the written instructions.

         7. (a) If the Issuer and the Underwriter reject any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber, inclusive of interest earned thereon. If the Issuer and the Underwriter reject any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check to the rejected subscriber in the amount of the subscriber's original check after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly return the subscriber's check directly to the subscriber.

         (b) If on the termination of the Escrow Period proceeds from the sale of at least 550,000 Units ($5,500,000 total sales proceeds) have not been deposited with the Escrow Agent, the Escrow Agent on the basis of its records of the Escrow Account, shall return to each of the purchasers of Units in the Offering the amounts paid in by them, with interest, for the purchaser of Units and without any deductions. Each amount paid or payable to each purchaser pursuant to this Escrow Agreement shall be deemed to be the property of each purchaser, free and clear of any or all claims of Issuer or any of its creditors, and the subscription agreements to purchaser the Units made and entered into in connection with the Offering shall thereupon be deemed ipso facto to be canceled without any further liability of said purchasers to pay for the Units purchased. The Escrow Agent shall be required to make such payment only to the person named in the written account of each sale to be furnished pursuant to Paragraph 1. At such times as the Escrow Agent shall have made all the payments and remittances provided for in this paragraph, the Escrow Agent shall be completely discharged and released of any further liabilities and responsibilities hereunder.

         8. The Escrow Agent, in its actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to Issuer or to any other party, except as expressly set forth herein.

         9. No purchaser of Units for which funds are deposited hereunder shall have any right to have funds refunded except in accordance with the provisions of paragraph 7 hereof.

         10. The Escrow Agent shall not be obligated to issue any certificate of deposit to the Issuer, the Underwriter or any other party or any other instrument or document representing any interest in the deposited funds, but written notice acknowledging receipt of the deposited funds will be delivered from



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time to time by the Escrow Agent to the Issuer and the Underwriter. The Escrow
Agent shall not release any proceeds received until such proceeds are received by the Escrow Agent in collected funds and subject to the provisions contained in this Agreement.

         11. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for damages, losses, or expenses, except for willful default or gross negligence, and it shall, accordingly, not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its counsel, or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, which the Escrow Agent shall, in good faith, believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

         12. In consideration of this appointment by Escrow Agent, the Issuer agrees to indemnify and hold Escrow Agent harmless as to any liability incurred by Escrow Agent to any person, firm or corporation by reason of its having accepted same or in carrying out any of the terms hereof, except as provided in
Section 11 herein, and to reimburse Escrow Agent for all its expenses, including among other things, counsel fees and court costs incurred by reason of its position or actions taken pursuant to this Agreement. The Issuer, Underwriter and Selling Shareholders hereby agree that the Escrow Agent shall not be liable to any of them for any actions taken by Escrow Agent pursuant to the terms hereof.

         13. Escrow Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by Escrow Agent, Escrow Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of Escrow Agent's compliance with any such writ, order, judgment or decree, notwithstanding if such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

         14. If any action be brought to interpret or enforce these instructions, or any part thereof, the Issuer agrees to pay to Escrow Agent's attorney fees, accounting fees, special and extra service fees and other costs related to such action.

         15. In the event the escrow established hereby is canceled, the Issuer shall nevertheless pay to the Escrow Agent the initial fee together with all costs and expenses of Escrow Agent, including attorney fees. Notwithstanding anything in these instructions to the contrary, Escrow Agent may, in its sole discretion, upon ten (10) days written notice to the Issuer, resign as Escrow Agent and shall be entitled to reimbursement for those costs and expenses incurred to the date of such resignation. Upon cancellation by the Issuer or resignation by Escrow Agent, after deducting Escrow Agent's fees, costs and expenses, the balance of any funds shall be returned to the Issuer who shall have deposited same.

         16. In the event that (a) Escrow Agent performs any services not specifically provided for herein or (b) there is an assignment or attachment of any interest in the subject matter of the escrow established hereby or any modification thereof, or (c) any dispute or controversy arises hereunder, or (d) Escrow Agent is named a party to, or intervenes in, any litigation pertaining to this escrow or the subject matter thereof, Escrow Agent shall, in addition to fees and charges for ordinary services, be



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reasonably compensated therefore and reimbursed for all costs and expenses, including attorneys' fees, occasioned thereby.

                  Escrow Agent shall be entitled to an initial, non-refundable set-up fee ("initial fee") of $1,000.00, payable concurrently with its acceptance, and to additional compensation as follows: An additional $1.00 per $1,000 of subscription funds deposited herein in excess of $1,500,000, wire fees, messenger fees, $100.00 yearly hold-open fee (due if escrow open over 1 year from the date of these instructions), and/or any other reasonable and necessary out-of-pocket expenses incurred by Escrow Agent, which shall be deducted from the accrued interest, if any, and/or subscription funds as incurred.

                  The Issuer, Underwriter and Selling Shareholders understand that Escrow Agent will charge additional fees, including premium hourly fees, for any services performed according to this Agreement, or any modification or any service not specifically provided therein, that involve concerted effort, employees working overtime, expedited handling of any aspect of the Escrow, or other similar services.

         17. These instructions may be executed in counterparts, each of which so executed shall be deemed as original, irrespective of the date of its execution and delivery, and said counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Issuer and the Underwriter, and the Escrow Agent have executed this Escrow Agreement on the day and year first above written.


         "ISSUER"                       DAYTON GENERAL SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                             Thomas C. Haas, President


         "UNDERWRITER"                  J. V. DELANEY & ASSOCIATES


                                        By:
                                           -------------------------------------
                                             Joseph V. Delaney, Chairman and CEO


         "SELLING SHAREHOLDERS"         CHURCH STREET FINANCIAL CORP.


                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------




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                                        ----------------------------------------
                                        James E. Cogan



                                        ----------------------------------------
                                        Harold H. Croghan

         Escrow Agent hereby acknowledges receipt of the Escrow Agreement and hereby assigns Escrow No. _______________-GG to same. Upon receipt of the money referred to in this Agreement, Escrow Agent agrees in consideration of the foregoing to hold and dispose of the same in accordance with said Agreement, and upon the terms and conditions set forth.


         "ESCROW AGENT"                 NATIONAL BANK OF
                                        SOUTHERN CALIFORNIA


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------




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